Exhibit 99.1

Flowco Holdings Inc. Reports First Quarter 2026 Results

HOUSTON -- (BUSINESS WIRE) -- Flowco Holdings Inc. (NYSE: FLOC) (“Flowco” or the “Company”), a provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry, today announced financial results for the first quarter ended March 31, 2026.

Key First Quarter 2026 Highlights

•
Revenues of $209.5 million, generating net income of $27.5 million and Adjusted Net Income1 of $35.7 million
•
Adjusted EBITDA1 of $85.5 million
•
Adjusted EBITDA Margin1 of 40.8%
•
Net cash provided by operating activities of $78.7 million and Free Cash Flow1 of $52.3 million
•
Returned $16.5 million of cash to shareholders through share repurchases
•
In May 2026, Flowco’s Board of Directors approved a 12.5% increase to the quarterly cash dividend to $0.09 per share
•
Robust liquidity with approximately $387.5 million of availability under our revolving credit facility as of May 1, 2026
•
On March 2, 2026, Flowco closed on its previously announced acquisition of Valiant Artificial Lift Solutions LLC (“Valiant”)

Financial Summary

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Revenues	$209,530	$197,213	$192,350
Net income	27,454	42,985	27,045
Adjusted Net Income (1)	35,661	45,734	32,769
Adjusted EBITDA (1)	85,534	83,545	74,901
Adjusted EBITDA Margin (1)	40.8%	42.4%	38.9%

(1)
Adjusted Net Income, Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this press release.

Joe Bob Edwards, President and CEO, commented, “Flowco delivered a strong first quarter, generating meaningful free cash flow and Adjusted EBITDA growth, while sustaining industry-leading margins through disciplined execution across both operating segments.

During the quarter, we successfully closed our acquisition of Valiant Artificial Lift Solutions, and we believe the integration is progressing well. We are encouraged by the early alignment across the organization and our expanded ability to support customers across a broader range of artificial lift solutions throughout the life of the well.

As we look ahead, a growing global focus on energy security is reinforcing the need for reliable, diversified sources of supply and highlighting the role of U.S. oil and natural gas production. As a North American-focused business, we have remained insulated from recent international market disruptions and are well positioned as this environment supports incremental activity across the region. We expect this dynamic to drive continued demand for production optimization and artificial lift solutions, as operators remain disciplined while prioritizing efficiency gains from existing production. This outlook supports our anticipated earnings growth profile through the remainder of the year and our ability to drive long-term value for our shareholders.”

Segment Information

We report our results in two segments, Production Solutions and Natural Gas Technologies. Production Solutions includes the rental, sale and service associated with high pressure gas lift, electric submersible pump (ESP), conventional gas lift and plunger lift, including a range of digital solutions and other production-related technologies. Natural Gas Technologies includes the design, manufacture, rental and sale of vapor recovery and natural gas systems. Corporate costs not directly related to either segment are categorized separately.

Segment Financial Information

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Production Solutions
Revenues	$140,163	$127,442	$115,992
Adjusted Segment EBITDA (1)	61,469	57,477	50,590
Adjusted Segment EBITDA Margin (1)	43.9%	45.1%	43.6%

Natural Gas Technologies
Revenues	$69,367	$69,771	$76,358
Adjusted Segment EBITDA (1)	29,665	29,982	28,662
Adjusted Segment EBITDA Margin (1)	42.8%	43.0%	37.5%

Corporate
Adjusted Segment EBITDA (1)	$(5,600)	$(3,914)	$(4,351)
Adjusted Segment EBITDA Margin (1)	nm	nm	nm

Total
Revenues	$209,530	$197,213	$192,350
Adjusted Segment EBITDA (1)	85,534	83,545	74,901
Adjusted Segment EBITDA Margin (1)	40.8%	42.4%	38.9%

(1)
Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin are non-GAAP financial measures. See definitions of these measures and the reconciliation of GAAP to non-GAAP financial measures outlined in the reconciliation tables accompanying this release.

Production Solutions

First quarter 2026 revenue and Adjusted Segment EBITDA for the Production Solutions segment increased 10.0% and 6.9%, respectively, from the fourth quarter of 2025, driven by higher Surface Equipment revenue and one month of earnings contribution from Valiant, which added an ESP offering to our Production Solutions segment. Adjusted Segment EBITDA margin decreased 125 basis points, reflecting a revenue mix shift.

Natural Gas Technologies

First quarter 2026 revenue for the Natural Gas Technologies segment decreased 0.6% from the fourth quarter of 2025, primarily due to lower Vapor Recovery system sales, partially offset by increased Vapor Recovery rentals and Natural Gas Systems sales. Adjusted Segment EBITDA decreased 1.1% quarter over quarter, while Adjusted Segment EBITDA Margin was effectively flat.

Corporate

Corporate Adjusted Segment EBITDA for the first quarter 2026 was $(5.6) million, compared to $(3.9) million for the fourth quarter of 2025. This decrease was driven primarily by incremental filing and legal expenses associated with our Form S-3 filing on February 4, 2026 and subsequent public secondary equity offering by selling stockholders.

Balance Sheet & Liquidity

As of May 1, 2026, the Company had outstanding borrowings under its senior secured revolving credit facility (“Credit Agreement”) of $332.9 million and, with a current borrowing base of $721.6 million, had availability under the Credit Agreement of $387.5 million.

Dividend Declaration

On May 1, 2026, Flowco announced that its Board of Directors declared an increased quarterly cash dividend of $0.09 per share of Class A common stock, representing a 12.5% increase, payable on May 27, 2026 to Class A common stockholders of record as of the close of business on May 15, 2026. Flowco MergeCo LLC, the Company’s operating subsidiary, will make a corresponding distribution of $0.09 per unit to holders of its common units.

Conference Call and Webcast Information

Flowco will host a conference call on Wednesday, May 6, 2026, at 8:00 a.m. Eastern Time to discuss first quarter 2026 results. The conference call can be accessed live over the phone by dialing 1-800-717-1738 (for the U.S.) or 1-646-307-1865 (for International). A telephonic replay of the conference call will be available two hours after the call and can be accessed by dialing 1-844-512-2921 (for the U.S.) or 1-412-317-6671 (for International). The passcode for the call and replay is 1190872. A live webcast of the conference call will also be available under the Investor Relations section of Flowco’s website at ir.flowco-inc.com.

About Flowco

Flowco is a leading provider of production optimization, artificial lift and emissions management and monetization solutions for the oil and natural gas industry. The Company’s products and services include a full range of equipment and technology solutions that enable oil and natural gas producers to efficiently and cost-effectively maximize the profitability and economic lifespan of their assets.

Forward-Looking Statements

The information in this press release includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts contained in this press release may be forward-looking statements. These statements generally relate to future events or our future financial or operating performance, and include, but are not limited to: statements regarding guidance or estimates related to the Company’s results of operations or financial condition; industry trends, customer demand and industry outlook, and effects on Flowco’s operations; Flowco’s strategies and plans, including matters relating to the Company’s growth, capital expenditures, dividend policies, and leverage profile. When used in this press release, words such as “expect,” “project,” “estimate,” “believe,” “anticipate,” “intend,” “plan,” “seek,” “forecast,” “target,” “predict,” “may,” “should,” “would,” “could,” and “will,” the negative of these terms and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Flowco believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. These risks and uncertainties are described further in our annual report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission. Flowco undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

Flowco Holdings Inc.

Condensed Consolidated Statement of Operations

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands except share and per share amounts)
Revenues:
Rentals	$121,873	$111,592	$97,296
Sales	87,657	85,621	95,054
Total revenues	209,530	197,213	192,350
Operating expenses:
Cost of rentals (exclusive of depreciation and amortization disclosed separately below)	32,552	30,593	26,851
Cost of sales (exclusive of depreciation and amortization disclosed separately below)	62,404	59,176	65,566
Selling, general and administrative expenses	36,476	26,380	30,534
Depreciation and amortization	41,495	38,601	34,119
(Gain) loss on sale of equipment	310	487	(45)
Income from operations	36,293	41,976	35,325
Other expenses:
Interest expense, net	(4,348)	(4,372)	(5,365)
Other expenses, net	(461)	219	(267)
Total other expenses	(4,809)	(4,153)	(5,632)
Income before provision for income taxes	31,484	37,823	29,693
Provision for income taxes	(4,030)	5,162	(2,648)
Net income	27,454	42,985	27,045
Net income attributable to redeemable non-controlling interests	20,012	25,747	20,873
Net income attributable to Flowco Holdings Inc.	$7,442	$17,238	$6,172

Earnings per share (1):
Basic	$0.24	$0.62	$0.24
Diluted	$0.23	$0.41	$0.24
Weighted average shares outstanding (1):
Basic	31,620,520	28,766,587	25,721,620
Diluted	32,719,382	90,064,283	26,187,264

(1)
The calculations of basic and diluted earnings per share for the three months ended March 31, 2025, have been calculated based solely on the post-IPO period, as earnings per share is not meaningful for the period from January 1, 2025 to January 15, 2025, due to the different capital structure.

Flowco Holdings Inc.

Condensed Consolidated Balance Sheets

	As of
	March 31, 2026	December 31, 2025
	(in thousands except share and per share amounts)
Assets
Current assets:
Cash and cash equivalents	$17,337	$4,522
Accounts receivable, net of allowances for credit losses of $1,284 and $1,079, respectively	146,068	100,465
Inventory	185,972	149,590
Prepaid expenses and other current assets	6,248	5,615
Total current assets	355,625	260,192
Property, plant and equipment, net	853,862	797,534
Operating lease right-of-use assets	16,871	17,556
Finance lease right-of-use assets	25,098	25,861
Intangible assets, net	315,992	273,437
Goodwill	305,248	249,692
Deferred tax asset	20,046	16,692
Other assets	5,092	5,387
Total assets	$1,897,834	$1,646,351

Liabilities, redeemable non-controlling interests and stockholders' equity
Current liabilities:
Accounts payable	$45,221	$22,827
Accrued expenses	31,658	26,909
Current portion of operating lease obligations	8,354	8,004
Current portion of finance lease obligations	13,010	12,895
Deferred revenue	16,732	7,376
Total current liabilities	114,975	78,011
Long-term liabilities:
Long-term debt, net	327,991	167,819
Tax receivable agreement liability	92,437	21,952
Operating lease obligations, net of current portion	8,733	9,783
Finance lease obligations, net of current portion	9,851	10,862
Total long-term liabilities	439,012	210,416
Total liabilities	553,987	288,427
Commitments and contingencies
Redeemable non-controlling interests	1,007,625	1,129,298
Stockholders' equity:
Class A common stock, $0.0001 par value – 300,000,000 shares authorized; 41,816,350 shares issued and outstanding as of March 31, 2026; 300,000,000 shares authorized; 25,721,620 shares issued and outstanding as of December 31, 2025.	4	3
Class B common stock, $0.0001 par value – 150,000,000 shares authorized; 48,521,254 shares issued and outstanding as of March 31, 2026; 150,000,000 shares authorized; 64,823,042 shares issued and outstanding as of December 31, 2025.	5	6
Additional paid-in capital	336,213	69,279
Retained earnings	—	159,338
Total stockholders' equity to Flowco Holdings Inc.	336,222	228,626
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,897,834	$1,646,351

Flowco Holdings Inc.

Condensed Consolidated Statements of Cash Flows

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Cash flows from operating activities
Net income	$27,454	$27,045
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	41,495	34,119
Provision for inventory obsolescence	404	603
Amortization of operating right-of-use assets	2,542	2,052
Amortization of deferred financing costs	338	335
(Gain) loss on sale of equipment	310	(45)
Loss on debt extinguishment	—	—
Gain on lease termination	(19)	(190)
Stock-based compensation	3,086	4,962
Provision for deferred income taxes	4,030	2,648
Allowance for credit losses	373	407
Changes in operating assets and liabilities:
Accounts receivable	(15,385)	(14,355)
Inventory	(1,302)	(6,380)
Prepaid expenses and other current assets	654	461
Other assets and liabilities	(43)	—
Accounts payable - trade	15,948	401
Accrued expenses	(3,897)	(6,943)
Deferred revenue	5,021	(426)
Operating lease liabilities	(2,804)	(1,848)
Finance lease liabilities	503	(297)
Net cash provided by operating activities	78,708	42,549
Cash flows used in investing activities
Net cash paid in Valiant acquisition	(161,764)	—
Additions to property, plant and equipment	(26,385)	(27,850)
Proceeds from sale of property, plant and equipment	4	206
Payment for capitalized patent costs	(133)	(19)
Net cash used in investing activities	(188,278)	(27,663)
Cash flows used in financing activities
Issuance of Class A common stock in IPO, net of underwriting discount	—	461,803
Payment of offering costs	—	(2,034)
Repurchase of Class A common stock	(16,516)	—
Payments on long-term debt	(308,962)	(579,864)
Proceeds from long-term debt	469,134	124,962
Payments on finance lease obligations	(4,055)	(2,829)
Proceeds on finance lease terminations	—	37
Purchase of LLC Interests from Continuing Equity Owners	—	(20,876)
Payment of debt issuance costs	—	(13)
Payment of dividend equivalent units	(2)	—
Payment of tax withheld on stock-based compensation	—	—
Distributions to members of Flowco LLC	(14,842)	—
Dividends paid to Flowco Holdings Inc. shareholders	(2,372)	—
Net cash provided by (used in) financing activities	122,385	(18,814)
Net increase (decrease) in cash and cash equivalents	12,815	(3,928)
Cash and cash equivalents
Beginning of period	4,522	4,615
End of period	$17,337	$687

Non-GAAP Financial Measures

In addition to our results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company uses non-GAAP financial measures, such as Adjusted Net Income, EBITDA, Adjusted EBITDA and Free Cash Flow, as well as Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin, in this press release to supplement financial information presented in accordance with GAAP. We believe that excluding certain items from our GAAP results provides management additional insight on the consolidated financial performance from period to period to project our future consolidated financial performance as forecasts are developed at a level of detail different from that used to prepare GAAP-based financial measures. Moreover, we believe these non-GAAP financial measures provide our management and investors with useful information to help them evaluate our operating results by facilitating an enhanced understanding of our operating performance and enabling them to make more meaningful period to period comparisons. There are limitations to the use of the non-GAAP financial measures presented in this press release. For example, our non-GAAP financial measures may not be comparable to similarly titled measures of other companies. Other companies, including companies in our industry, may calculate non-GAAP financial measures differently than we do, limiting the usefulness of those measures for comparative purposes. Similarly, Free Cash Flow does not represent our residual cash flow for discretionary expenditures, since the calculation of this measure does not reflect certain debt service requirements or certain other non-discretionary expenditures. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate our business.

Adjusted Net Income

Adjusted Net Income is a non-GAAP measure that we define as net income (loss) adjusted to eliminate the impact of (i) transaction-related expenses, (ii) share-based compensation, (iii) loss on the sale of equipment, (iv) loss on debt payments and (v) changes to the value of our inventory. Adjusted Net Income is a supplemental non-GAAP financial measure used by management, our stockholders and others to provide visibility on the profitability and financial strength of the Company by excluding certain expenses related to non-recurring Company transactions.

Reconciliation from net income to Adjusted Net Income is set forth as follows:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Net income	$27,454	$42,985	$27,045
Transaction-related expenses (1)	4,811	705	493
Share-based compensation expense (2)	3,086	1,557	4,962
Loss on sale of equipment	310	487	(45)
Inventory valuation adjustments (3)	—	—	314
Adjusted Net Income	$35,661	$45,734	$32,769

(1)
Represents the transaction-related expenses, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted EBITDA and Adjusted EBITDA margin

We define EBITDA as net income, adjusted to exclude interest expense, provision for income taxes and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude (i) share-based compensation expense, (ii) transaction-related expenses and (iii) other non-cash and non-recurring expenses.

EBITDA and Adjusted EBITDA are key performance indicators we use in evaluating our operating performance and in making financial, operating and planning decisions. In particular, the exclusion of certain expenses in calculating EBITDA and Adjusted EBITDA provides additional visibility on operating performance across reporting periods by removing the effect of non-cash and/or non-recurring expenses. Accordingly, we believe that this measure provides useful information to our stockholders and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

Reconciliation from net income to EBITDA and Adjusted EBITDA are set forth as follows:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Net income	$27,454	$42,985	$27,045
Interest expense	4,348	4,372	5,365
Income tax benefit (provision)	4,030	(5,162)	2,648
Depreciation and amortization	41,495	38,601	34,119
EBITDA	77,327	80,796	69,177
Transaction-related expenses (1)	4,811	705	493
Share-based compensation expense (2)	3,086	1,557	4,962
Loss on sale of equipment	310	487	(45)
Inventory valuation adjustments (3)	—	—	314
Adjusted EBITDA	$85,534	$83,545	$74,901

(1)
Represents the transaction-related expenses, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Adjusted Segment EBITDA and Adjusted Segment EBITDA Margin

In addition to business segment profit or loss, our management also evaluates Adjusted Segment EBITDA, which is presented on a business unit level for purposes of allocating resources and evaluating operating and financial performance. As discussed above, the Company operates and manages its business units in the following two operating and reporting segments:

•
Production Solutions: relates to rentals, sales and services related to high pressure gas lift, electric submersible pump (ESP), conventional gas lift and plunger lift. This segment includes rental, sales and service revenues.
•
Natural Gas Technologies: relates to the design, manufacturing, rental, sale and servicing of vapor recovery and natural gas systems. This segment includes rental, sales and service revenues.

We define Adjusted Segment EBITDA as segment net income, as adjusted in the same manner as defined for EBITDA and Adjusted EBITDA above. Reconciliation from segment net income, which includes direct segment costs but excludes corporate costs not directly related to either segment, to Adjusted Segment EBITDA is set forth as follows:

	Three Months Ended
	March 31, 2026	December 31, 2025	March 31, 2025
	(in thousands)
Production Solutions
Net income	$35,100	$33,236	$29,032
Interest expense	127	219	93
Income tax benefit (provision)	29	(25)	211
Depreciation and amortization	25,899	22,832	19,614
EBITDA	61,155	56,262	48,950
Transaction-related expenses (1)	—	705	—
Share-based compensation expense (2)	—	—	1,280
(Gain) loss on sale of equipment	314	510	46
Inventory valuation adjustments (3)	—	—	314
Adjusted Segment EBITDA	61,469	57,477	50,590

Natural Gas Technologies
Net income	$13,895	$14,037	$11,632
Interest expense	186	207	202
Income tax benefit (provision)	1	—	112
Depreciation and amortization	15,587	15,761	14,499
EBITDA	29,669	30,005	26,445
Share-based compensation expense (2)	—	—	2,308
(Gain) loss on sale of equipment	(4)	(23)	(91)
Adjusted Segment EBITDA	29,665	29,982	28,662

Corporate
Net income	$(21,541)	$(4,288)	$(13,619)
Interest expense	4,035	3,946	5,070
Income tax benefit (provision)	4,000	(5,137)	2,325
Depreciation and amortization	9	8	6
EBITDA	(13,497)	(5,471)	(6,218)
Transaction-related expenses (1)	4,811	—	493
Share-based compensation expense (2)	3,086	1,557	1,374
Adjusted Segment EBITDA	(5,600)	(3,914)	(4,351)
Total Adjusted EBITDA	$85,534	$83,545	$74,901

(1)
Represents the transaction-related expenses, non-capitalizable IPO related costs and business combination expenses associated with the Valiant acquisition, which were expensed as incurred and included in the consolidated statements of operations.
(2)
Reflects non-cash compensation expense for equity-based awards to our employees and non-employee directors for the periods presented.
(3)
Reflects non-cash adjustment related to inventory fair value step-up from the 2024 Business Combination which has been included in cost of sales.

Free Cash Flow

Free Cash Flow is a non-GAAP measure that we define as cash flow provided by operating activities less additions to property, plant and equipment (which includes both maintenance and growth capital expenditures, but excludes asset acquisitions of a business, and excludes other business acquisitions and equity investments). Management believes this information is important to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and to manage our business. Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s results of ongoing operations. Free Cash Flow is not intended to replace GAAP financial measures. A reconciliation of net cash provided by operating activities to Free Cash Flow, as well as Free Cash Flow (Deficit) after net cash paid in acquisitions, is set forth as follows:

	Three Months Ended March 31,
	2026	2025
	(in thousands)
Net cash provided by operating activities	$78,708	$42,549
Additions to property, plant and equipment	(26,385)	(27,850)
Free Cash Flow	52,323	14,699
Net cash paid in acquisitions	(161,764)	—
Free Cash Flow (Deficit) after Net Cash Paid in Acquisitions	$(109,441)	$14,699

Investor Contact:

Andrew Leonpacher | VP of Finance, Corporate Development, and Investor Relations

andrew.leonpacher@flowco-inc.com

(713) 997-4647

Media Contact:

Cheryl Brashear-White | VP of Marketing Communications

cheryl.white@flowco-inc.com

(405) 819-5290

Source: Flowco Holdings Inc.